TRUEBLUE REPORTS FOURTH QUARTER AND FULL-YEAR 2018 RESULTS

TACOMA, WASH. - Feb. 7, 2019 -- TrueBlue (NYSE:TBI) today announced its fourth quarter and full-year results for 2018. Full-year revenue was $2.5 billion, which was flat compared to 2017. Net income per diluted share was $1.63, an increase of 22 percent, compared to $1.34 in 2017. Adjusted net income per diluted share1 was $2.28, an increase of 31 percent, compared to $1.74 in 2017.

Fourth quarter revenue was $650 million, a decrease of 3 percent, compared to revenue of $670 million in the fourth quarter of 2017. Net income per diluted share was $0.37, a decrease of 8 percent, compared to $0.40 in the fourth quarter of 2017. Adjusted net income per diluted share was $0.61, an increase of 20 percent, compared to $0.51 in the fourth quarter of 2017.

“Our 2018 results showed meaningful improvement in many parts of our business,” said Patrick Beharelle, CEO of TrueBlue. “PeopleReady, our largest segment, returned to revenue growth, and PeopleScout, our highest margin segment, delivered double-digit revenue growth. Our focus on lowering cost of services helped produce our third consecutive year of gross margin expansion, and we utilized a significant portion of cash flow to repurchase shares.

“During the year, TrueBlue made substantial progress on several strategic initiatives as well,” Mr. Beharelle added. “We divested PlaneTechs, which further concentrated our focus on more profitable, higher-growth markets. We also acquired TMP Holdings LTD, increasing PeopleScout’s ability to compete for more global business. On the digital front, we dispatched 3 million shifts via JobStackTM and achieved impressive user ratings. AffinixTM, PeopleScout’s proprietary talent acquisition platform, generated high interest among customers and received industry accolades for its compelling innovation.”

“Our fourth quarter results were in-line with our outlook for both revenue and earnings per share,” said Derrek Gafford, chief financial officer. “Effective cost management helped produce a 3 percent increase in gross profit. We continue to see opportunity in the marketplace and believe that our team has the right focus on business development, pricing and costs to deliver profitable growth in 2019.”

2019 Outlook

“Looking forward to the first quarter of 2019, we expect some revenue and pricing headwinds with certain clients in PeopleManagement and PeopleScout,” said Mr. Beharelle. “Despite the near-term challenges, we believe that we have the right focus and strategies for long-term growth. We continue to see a positive demand environment for our services and expect increased demand for PeopleReady services in the first quarter.”

TrueBlue estimates revenue for the first quarter of 2019 will range from $552 million to $569 million. The company also estimates net income per diluted share will range from $0.07 to $0.11 and adjusted net income per diluted share will range from $0.22 to $0.27.

Management will discuss fourth quarter and full-year 2018 results on a webcast at 2 p.m. PST (5 p.m. EST), today, Thursday, Feb. 7, 2019. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2018, we connected approximately 730,000 people with work. Our PeopleReady segment offers industrial staffing services, PeopleManagement offers contingent and productivity-based on-site industrial staffing services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

Forward-looking statements

This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) our ability to attract and retain clients, (3) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (4) our ability to maintain profit margins, (5) new laws and regulations that could affect our operations or financial results, (6) our ability to successfully complete and integrate acquisitions, (7) our ability to successfully execute on business strategies to further digitize our business model, and (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC's website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other reference to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
(in thousands, except per share data)	Dec 30, 2018	Dec 31, 2017	Dec 30, 2018	Dec 31, 2017
Revenue from services	$650,147	$669,625	$2,499,207	$2,508,771
Cost of services	477,717	501,880	1,833,607	1,874,298
Gross profit	172,430	167,745	665,600	634,473
Selling, general and administrative expense	145,280	132,644	550,632	510,794
Depreciation and amortization	10,272	11,465	41,049	46,115
Income from operations	16,878	23,636	73,919	77,564
Interest and other income (expense), net	848	(24)	1,744	(14)
Income before tax expense	17,726	23,612	75,663	77,550
Income tax expense	2,839	7,185	9,909	22,094
Net income	$14,887	$16,427	$65,754	$55,456

Net income per common share:
Basic	$0.38	$0.41	$1.64	$1.35
Diluted	$0.37	$0.40	$1.63	$1.34

Weighted average shares outstanding:
Basic	39,528	40,545	39,985	41,202
Diluted	39,926	40,856	40,275	41,441

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Dec 30, 2018	Dec 31, 2017
ASSETS
Cash and cash equivalents	$46,988	$28,780
Accounts receivable, net	355,373	374,273
Other current assets	27,466	25,226
Total current assets	429,827	428,279
Property and equipment, net	57,671	60,163
Restricted cash and investments	235,443	239,231
Goodwill and intangible assets, net	328,695	331,309
Other assets, net	63,208	50,049
Total assets	$1,114,844	$1,109,031

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$225,526	$212,419
Long-term debt, less current portion	80,000	116,489
Other long-term liabilities	217,879	225,276
Total liabilities	523,405	554,184
Shareholders’ equity	591,439	554,847
Total liabilities and shareholders’ equity	$1,114,844	$1,109,031

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	52 Weeks Ended
(in thousands)	Dec 30, 2018	Dec 31, 2017
Cash flows from operating activities:
Net income	$65,754	$55,456
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,049	46,115
Provision for doubtful accounts	10,042	6,808
Stock-based compensation	13,876	7,744
Deferred income taxes	(1,929)	2,440
Other operating activities	5,154	2,349
Changes in operating assets and liabilities:
Accounts receivable	11,640	(28,483)
Income tax receivable	(996)	14,875
Other assets	(12,928)	5,289
Accounts payable and other accrued expenses	2,855	(10,569)
Accrued wages and benefits	(1,447)	(2,888)
Workers’ compensation claims reserve	(7,877)	(1,048)
Other liabilities	499	2,046
Net cash provided by operating activities	125,692	100,134
Cash flows from investing activities:
Capital expenditures	(17,054)	(21,958)
Acquisition of business	(22,742)	—
Divestiture of business	10,587	—
Purchases of restricted investments	(12,941)	(50,601)
Maturities of restricted investments	21,635	20,157
Other	—	(1,979)
Net cash used in investing activities	(20,515)	(54,381)
Cash flows from financing activities:
Purchases and retirement of common stock	(34,818)	(36,680)
Net proceeds from stock option exercises and employee stock purchase plans	1,503	1,646
Common stock repurchases for taxes upon vesting of restricted stock	(3,404)	(3,127)
Net change in revolving credit facility	(15,900)	(16,607)
Payments on debt	(22,397)	(2,267)
Payment of contingent consideration at acquisition date fair value	—	(18,300)
Net cash used in financing activities	(75,016)	(75,335)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,542)	191
Net change in cash, cash equivalents, and restricted cash	28,619	(29,391)
Cash, cash equivalents and restricted cash, beginning of period	73,831	103,222
Cash, cash equivalents and restricted cash, end of period	$102,450	$73,831

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
(in thousands)	Dec 30, 2018	Dec 31, 2017	Dec 30, 2018	Dec 31, 2017
Revenue from services:
PeopleReady	$399,116	$393,029	$1,522,076	$1,511,360
PeopleManagement	184,324	225,865	728,254	807,273
PeopleScout	66,707	50,731	248,877	190,138
Total company	$650,147	$669,625	$2,499,207	$2,508,771

Segment profit (1):
PeopleReady	$22,045	$21,128	$85,998	$79,044
PeopleManagement	5,097	8,457	21,627	27,216
PeopleScout	11,680	10,283	47,383	39,354
Total segment profit	38,822	39,868	155,008	145,614
Corporate unallocated expense	(6,065)	(4,268)	(26,066)	(20,968)
Total company Adjusted EBITDA	32,757	35,600	128,942	124,646
Work Opportunity Tax Credit processing fees (2)	(285)	(337)	(985)	(805)
Acquisition/integration costs (3)	(989)	—	(2,672)	—
Other costs (4)	(4,333)	(162)	(10,317)	(162)
EBITDA	27,150	35,101	114,968	123,679
Depreciation and amortization	(10,272)	(11,465)	(41,049)	(46,115)
Interest and other income (expense), net	848	(24)	1,744	(14)
Income before tax expense	17,726	23,612	75,663	77,550
Income tax expense	(2,839)	(7,185)	(9,909)	(22,094)
Net income	$14,887	$16,427	$65,754	$55,456

(1)
We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes goodwill and intangible impairment charges, depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and costs not considered to be ongoing costs of the segment. Segment profit is comparable to segment adjusted EBITDA amounts reported in prior years.

(2)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(3)	Acquisition/integration costs relate to the acquisition of TMP Holdings LTD completed on June 12, 2018.

(4)
Other costs for the 13 weeks and 52 weeks ended December 30, 2018 include implementation costs for cloud-based systems of $2.2 million and $6.7 million, respectively, and accelerated vesting of stock associated with the CEO transition of $2.1 million and $3.6 million, respectively. Other costs for the 13 weeks and 52 weeks ended December 31, 2017 include a workforce reduction charge of $2.5 million primarily associated with employee reductions in the PeopleReady business, offset by $2.3 million of workers' compensation benefit. The workers' compensation benefit is associated with the favorable settlement of insurance coverage associated with a former insurance company and other items not considered part of our core operations.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP Measure	Definition	Purpose of Adjusted Measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income:
- interest and other income (expense), net,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes:
- Work Opportunity Tax Credit third-party processing fees,
- acquisition/integration costs and
- other costs.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income and Adjusted net income, per diluted share
Net income and net income per diluted share, excluding:
- gain on divestiture,
- amortization of intangibles of acquired businesses, as well as accretion expense related to acquisition earn-out,
- acquisition/integration costs,
- other costs,
- tax effect of each adjustment to U.S. GAAP net income, and
- adjust income taxes to the expected effective tax rate.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

Organic revenue	Revenue from services excluding acquired entity revenue.
- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

Free cash flow	Net cash provided by operating activities, minus cash purchases for property and equipment.	- Used by management to assess cash flows.

1.	RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME, PER DILUTED SHARE
(Unaudited)

	Q4 2018	Q4 2017	Q1 2019 Outlook*
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands, except for per share data)	Dec 30, 2018	Dec 31, 2017	Mar 31, 2019
Net income	$14,887	$16,427	$ 2,700 — $ 4,400
Amortization of intangible assets of acquired businesses (2)	5,162	5,331	5,000
Acquisition/integration costs (3)	989	—	700
Other costs (4)	4,333	162	1,600
Tax effect of adjustments to net income (5)	(1,468)	(1,538)	(1,000)
Adjustment of income taxes to normalized effective rate (6)	357	574	—
Adjusted net income	$24,260	$20,956	$ 8,900 — $ 10,600

Adjusted net income, per diluted share	$0.61	$0.51	$ 0.22 — $ 0.27

Diluted weighted average shares outstanding	39,926	40,856	39,800
* Totals may not sum due to rounding

	2018	2017
	52 Weeks Ended	52 Weeks Ended
(in thousands, except for per share data)	Dec 30, 2018	Dec 31, 2017
Net income	$65,754	$55,456
Gain on divestiture (1)	(718)	—
Amortization of intangible assets of acquired businesses (2)	20,750	22,290
Acquisition/integration costs (3)	2,672	—
Other costs (4)	10,317	162
Tax effect of adjustments to net income (5)	(5,074)	(6,287)
Adjustment of income taxes to normalized effective rate (6)	(1,843)	380
Adjusted net income	$91,858	$72,001

Adjusted net income, per diluted share	$2.28	$1.74

Diluted weighted average shares outstanding	40,275	41,441

2.	RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Q4 2018	Q4 2017	Q1 2019 Outlook*
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands)	Dec 30, 2018	Dec 31, 2017	Mar 31, 2019
Net income	$14,887	$16,427	$ 2,700 — $ 4,400
Income tax expense	2,839	7,185	400 — 700
Interest and other (income) expense, net	(848)	24	(600)
Depreciation and amortization	10,272	11,465	9,800
EBITDA	27,150	35,101	12,300 — 14,300
Work Opportunity Tax Credit processing fees (7)	285	337	200
Acquisition/integration costs (3)	989	—	700
Other costs (4)	4,333	162	1,600
Adjusted EBITDA	$32,757	$35,600	$ 14,800 — $ 16,800
* Totals may not sum due to rounding

	2018	2017
	52 Weeks Ended	52 Weeks Ended
(in thousands)	Dec 30, 2018	Dec 31, 2017
Net income	$65,754	$55,456
Income tax expense	9,909	22,094
Interest and other (income) expense, net	(1,744)	14
Depreciation and amortization	41,049	46,115
EBITDA	114,968	123,679
Work Opportunity Tax Credit processing fees (7)	985	805
Acquisition/integration costs (3)	2,672	—
Other costs (4)	10,317	162
Adjusted EBITDA	$128,942	$124,646

3.	RECONCILIATION OF U.S. GAAP REVENUE TO ORGANIC REVENUE
(Unaudited)

Total Company	Q4 2018	Q4 2017	2018	2017
	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
(in thousands)	Dec 30, 2018	Dec 31, 2017	Dec 30, 2018	Dec 31, 2017
Revenue from services	$650,147	$669,625	$2,499,207	$2,508,771
Acquired entity revenue (3)	(13,075)	—	(30,958)	—
Organic revenue	637,072	669,625	2,468,249	2,508,771
Amazon revenue (8)	(205)	(24,052)	(23,941)	(53,435)
PlaneTechs revenue (9)	—	(10,405)	(8,005)	(44,327)
Organic revenue excluding Amazon and PlaneTechs	$636,867	$635,168	$2,436,303	$2,411,009

Segments	PeopleScout		PeopleManagement
	Q4 2018	Q4 2017	Q4 2018	Q4 2017
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands)	Dec 30, 2018	Dec 31, 2017	Dec 30, 2018	Dec 31, 2017
Revenue from services	66,707	50,731	184,324	225,865
Acquired entity revenue (3)	(13,075)	—	—	—
Organic revenue	53,632	50,731	184,324	225,865
Amazon revenue (8)	—	—	(205)	(24,052)
PlaneTechs revenue (9)	—	—	—	(10,405)
Organic revenue excluding Amazon and PlaneTechs	$53,632	$50,731	$184,119	$191,408

4.	RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOWS
(Unaudited)

	2018	2017	2016	2015
	52 Weeks Ended	52 Weeks Ended	53 Weeks Ended	52 Weeks Ended
(in thousands)	Dec 30, 2018	Dec 31, 2017	Jan 1, 2017	Dec 25, 2015
Net cash provided by operating activities	$125,692	$100,134	$260,703	$72,072
Capital expenditures	(17,054)	(21,958)	(29,042)	(18,394)
Free cash flows	$108,638	$78,176	$231,661	$53,678

(1)	Gain on the divestiture of our PlaneTechs business sold mid-March 2018.

(2)	Amortization of intangible assets of acquired businesses, as well as accretion expense related to the SIMOS acquisition earn-out for 2017.

(3)	Acquisition/integration costs and acquired entity revenue relate to the acquisition of TMP Holdings LTD completed on June 12, 2018.

(4)
Other costs for the 13 weeks and 52 weeks ended December 30, 2018 include implementation costs for cloud-based systems of $2.2 million and $6.7 million, respectively, and accelerated vesting of stock associated with the CEO transition of $2.1 million and $3.6 million, respectively. Other costs for the 13 weeks and 52 weeks ended December 31, 2017 include a workforce reduction charge of $2.5 million primarily associated with employee reductions in the PeopleReady business, offset by $2.3 million of workers' compensation benefit. The workers' compensation benefit is associated with the favorable settlement of insurance coverage associated with a former insurance company and other items not considered part of our core operations. Other costs for the 13 weeks ended March 31, 2019 include anticipated implementation costs for cloud-based systems of $1.3 million and amortization expense associated with software as a service assets of $0.3 million.

(5)	Total tax effect of each of the adjustments to U.S. GAAP net income using the expected ongoing rate of 14 percent for 2018, due to the enacted U.S. Tax Cuts and Jobs Act, and 28 percent for 2017.

(6)	Adjustment of the effective income tax rate to the expected ongoing rate of 14 percent for 2018, due to the enacted U.S. Tax Cuts and Jobs Act, and 28 percent for 2017.

(7)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(8)	Loss of Amazon Canadian business effective September 1, 2018.

(9)	PlaneTechs business sold mid-March 2018.